BRIGGS
[GRAPHIC   BUNTING &
 OMITTED]  DOUGHERTY, LLP

           CERTIFIED
           PUBLIC
           ACCOUNTANTS




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the  Registration  Statement on Form

N-1A  of  Profit  Funds  Investment  Trust  and to the use of our  report  dated

November 19, 2008 on the financial  statements  and financial  highlights of The

Profit  Fund,  a series  of  shares  of  beneficial  interest  of  Profit  Funds

Investment Trust. Such financial  statements and financial  highlights appear in the 2008 Annual Report to  Shareholders  that is  incorporated by reference into the Statement of Additional Information.





                                         /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                             BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
JANUARY 28, 2009